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                                                                 Exhibit 10.4

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 17th day of November, 1997 by and among Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), Prime Group Realty, L.P., a Delaware limited partnership and the operating partnership for PGRT ("Prime") (Prime and PGRT are hereinafter sometimes collectively referred to as "Employer"), and Michael W. Reschke, an individual domiciled in the State of Illinois ("Executive").


                              W I T N E S S E T H

     A. Employer is engaged primarily in the ownership, management, leasing, marketing, acquisition, development and construction of office and industrial real estate facilities throughout the United States.

     B. Employer believes that it would benefit from the application of Executive's particular and unique skill, experience, and background to the development of office properties and the management thereof.

     C. Executive wishes to commit to serve Employer in the position set forth herein on the terms herein provided.

     D. The parties wish by this Agreement to set forth the terms and conditions of the employment relationship between Employer and Executive.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, Employer and Executive hereby agree as follows:

     1.   EMPLOYMENT AND DUTIES.  During the Employment Term (as defined in
Section 2 hereof), Employer agrees to employ Executive, and Executive agrees to be employed by Employer, as the Chairman of the Board of Employer on the terms and conditions provided in this Agreement. Executive shall conduct, operate, manage and promote the business and business concept of Employer. The Board of Directors of Employer may from time to time further define and clarify Executive's duties and services hereunder as Chairman of the Board of Employer. Executive agrees to devote Executive's sufficient time, attention, energy and skill to perform Executive's duties as Chairman of the Board of Employer. Executive shall have no obligation to devote full-time to Executive's duties, it being expressly understood that Executive has other professional and managerial duties and responsibilities to companies other than Employer. Further, during the Employment Term, Employer agrees to recommend Executive to be elected as a member of the Board of Trustees of PGRT (the "Board").

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     2.   TERM.  The initial term of this Agreement (the "Initial Term")
shall commence on November 17, 1997 and expire on November 17, 2000, provided, however, this Agreement shall automatically extend for one year terms following the Initial Term (each a "Renewal Term", together with the Initial Term, the "Employment Term"), unless prior to six (6) months, in the case of a non-renewal by Employer, or prior to thirty (30) days, in the case of a non-renewal by Executive, before the end of the Initial Term or any Renewal Term, as applicable, either party shall give the other written notice of its intention to terminate this Agreement.

     3. COMPENSATION AND RELATED MATTERS. (a) BASE SALARY. As compensation for performing the services required by this Agreement during the Employment Term, Employer shall pay to Executive an annual salary of no less than One Hundred Fifty Thousand Dollars ($150,000) ("Base Compensation"), payable in accordance with the general policies and procedures for payment of salaries to its executive personnel maintained, from time to time, by Employer (but no less frequently than monthly), subject to withholding for applicable federal, state, and local taxes. Increases in Base Compensation, if any, shall be determined by the Compensation Committee (the "Committee") of the Board based on periodic reviews of Executive's performance conducted on at least an annual basis.

          (b) BONUS. In addition to Base Compensation, the Board and the Committee, in their sole and absolute discretion, may, but in no event shall be obligated to, authorize the payment of a cash bonus (a "Performance Bonus Distribution") to Executive based upon achievement of such corporate and individual performance goals and objectives as may be established or determined by the Board or the Committee from time to time.

          (c) BENEFITS. During the Employment Term and subject to the limitations and alternative rights set forth in this Section 3(c), Executive and Executive's eligible dependents shall have the right to participate in the medical and dental benefit plan to be established by Employer (which may include contributions by Executive) and in any other retirement, pension, insurance, health or other benefit plan or program that has been or is hereafter adopted by Employer (or in which Employer participates), as such plans and programs may be amended or modified from time to time by Employer, according to the terms of such plan or program with all the benefits, rights and privileges as are enjoyed by any other executive officers of Employer. Employer expects to have in place a life insurance program in which Executive will be entitled to participate. If the participation of Executive would adversely affect the qualification of a plan intended to be qualified under
Section 401(a) of the Internal Revenue Code as the same may be amended from time to time (the "Code"), Employer shall have the right to exclude Executive from that plan in return for Executive's participation in (i) a nonqualified deferred compensation plan or (ii) an arrangement providing substantially comparable benefits under a plan that is either a qualified or nonqualified under the Code at Employer's option.

          (d) EXPENSES. Executive shall be reimbursed, subject to Employer's receipt of invoices or similar records as Employer may reasonably request in accordance with its policies and procedures, as such policies and procedures may be amended or modified from time to time by Employer, for all reasonable and necessary expenses incurred by Executive in the performance of

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Executive's duties hereunder, including expenses for business entertainment and meals (whether in or out of town) and gas for business travel, but excluding automobile insurance.

     4. SHARE OPTIONS. PGRT has established a share incentive plan (the "Share Incentive Plan"). The Share Incentive Plan initially provides, among other things, for the issuance from time to time to certain officers, directors and other employees of PGRT and Employer, including Executive, of share options. Pursuant to the Share Incentive Plan, on the date hereof, PGRT shall grant to Executive 175,000 share options ("Options") that will have such terms and conditions as are set forth in the Share Incentive Plan and the Share Option Agreement to be entered into between PGRT and Executive. Such Options granted to Executive shall vest immediately (i) upon the death or disability of Executive or (ii) upon termination of this Agreement and Executive's employment for any reason other than (A) a termination for cause by Employer or (B) or if Executive terminates Executive's employment for any reason other than pursuant to Section 5(b)(i) hereof. In the case of a termination for cause or if Executive terminates Executive's employment for any reason other than pursuant to Section 5(b)(i) hereof, all unvested Options shall be forfeited by Executive, but Executive shall have the right to exercise within the time period provided for in the Share Incentive Plan all Options vested prior to such termination.

     5. TERMINATION AND TERMINATION BENEFITS. (a) TERMINATION BY EMPLOYER. (i) WITHOUT CAUSE. Employer may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon thirty (30) days' prior written notice to Executive following notice of termination. In connection with the termination of Executive's employment pursuant to this Section 5(a)(i), Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) be entitled to the benefits set forth in Sections 3(c) and 3(d) hereof up to the effective date of such termination and (D) receive the Termination Compensation specified in Section 5(e) hereof. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata (based on the number of days in the year) portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. For purposes of this Agreement, the "effective date of termination" shall mean the last day on which Executive is employed with Employer which may be later than the date of the delivery of any applicable notice of termination.

               (ii) WITH CAUSE. Employer may terminate this Agreement with cause immediately upon written notice to Executive. Employer may elect to require Executive to continue to perform Executive's duties under this Agreement for an additional thirty (30) days following notice of termination.
 In connection with the termination of Executive's employment pursuant to this Section 5(a)(ii), Executive shall (A) be paid Executive's Base Compensation in accordance with


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Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (B) be entitled to the benefits set forth in Sections 3(c) and 3(d) hereof up to the effective date of such termination. For purposes of this Section 5(a)(ii), "cause" shall mean (1) a finding by the Board that Executive has materially harmed Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance, (2) Executive's conviction of (or pleading nolo contendere to) a felony, (3) Executive's failure to perform (which shall not include inability to perform due to disability) in any material respects Executive's material duties under this Agreement after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if Executive's failure to perform is not of a type requiring a single action to fully cure, then Executive may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion), (4) the breach by Executive of any of Executive's material obligations hereunder (other than those covered by clause (3) above) and the failure of Executive to cure such breach within thirty (30) days after receipt by Executive of a written notice of Employer specifying in reasonable detail the nature of the breach, or (5) Executive's sanction (including restrictions, prohibitions and limitations agreed to under a consent decree or agreed order) under, or conviction for violation of, any federal or state securities law, rule or regulation (provided that in the case of a sanction, such sanction materially impedes or impairs the ability of Executive to perform Executive's duties and exercise Executive's responsibilities hereunder in a satisfactory manner).

               (iii) DISABILITY. If due to illness, physical or mental disability, or other incapacity, Executive shall fail during any four (4) consecutive months to perform the duties required by this Agreement, Employer may, upon thirty (30) days' written notice to Executive, either terminate this Agreement or suspend Executive's right to any Base Compensation or Performance Bonus Distributions without terminating this Agreement. In any such event, Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the first day of such four (4) month period and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (C) be entitled to the benefits set forth in Sections 3(c) (or the after-tax cash equivalent) and 3(d) hereof up to the effective date of such termination. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. In the event Employer elects to suspend Executive's right to Base Compensation and Performance Bonus Distributions, at such time as Executive is able to resume the duties required under this Agreement, Executive shall be entitled to receive Base Compensation and Performance Bonus Distributions from the date Executive commences the performance of such duties following the disability in accordance with the terms and provisions of this Agreement. This Section 5(a)(iii) shall not limit the entitlement of Executive,


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Executive's estate or beneficiaries to any disability or other benefits available to Executive under any disability insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit. For purposes of this Agreement, the "date of disability" shall mean the first day of the consecutive period during which Executive fails to perform the duties required by this Agreement due to illness, physical or mental disability or other incapacity.

          (b) TERMINATION BY EXECUTIVE. (i) AFTER CHANGE OF CONTROL. Executive may terminate this Agreement upon thirty (30) days' written notice to Employer following any "change of control" of Employer and a resulting "diminution event", each as defined below, but in no event later than two years after the change of control event. Executive shall continue to perform, at the election of Employer, Executive's duties under this Agreement for an additional thirty (30) days following notice of termination. In such event, Executive shall (A) be paid Executive's Base Compensation up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) be entitled to the benefits set forth in Sections 3(c) and 3(d) hereof up to the effective date of such termination and (D) receive the Termination Compensation specified in Section 5(e) hereof. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. For purposes of this Agreement, in the event Employer defaults in its obligation under Section 9 hereof and, as a consequence thereof, Executive's employment with Employer (or Employer's successor or assign) terminates, such termination shall be deemed to be a termination under this
Section 5(b)(i).

     For purposes of this Section 5(b)(i), (A) a "change of control" of Employer shall be deemed to have occurred if: (1) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a "group" as defined in Section 13(d)(3) of the Exchange Act (but excluding The Prime Group, Inc. or any of its affiliates or any group in which The Prime Group, Inc. or any of its affiliates has a significant interest and excluding a trustee or other fiduciary holding securities under an employee benefit plan of Employer), becomes the beneficial owner of shares of beneficial interests or limited partnership interests, as applicable, of Employer having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of Employer; (2) the merger or other business combination of Employer, sale of all or substantially all of Employer's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction immediately following which the shareholders of Employer immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder, other than The Prime Group, Inc. and its affiliates, owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction); or (3) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were directors of Employer immediately before the beginning of


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such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or a majority of the board of directors of any successor to Employer, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision; and (B) a "diminution event" shall mean any material diminution in (1) the duties and responsibilities of Executive (other than a mere title change unless the new title is not Chairman of the Board) or (2) the compensation package for Executive.

               (ii) WITHOUT GOOD REASON. Executive may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon thirty (30) days' written notice to Employer, during which period Executive shall continue to perform Executive's duties under this Agreement if Employer so elects. In connection with the termination of Executive's employment pursuant to this Section 5(b)(ii), Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (B) be entitled to the benefits set forth in Sections 3(c) and 3(d) hereof up to the effective date of such termination.

          (c) DEATH. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Executive's death. In such event, Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the date of such death, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such death occurs in accordance with
Section 3(b) hereof up to the effective date of such death and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such death occurs and (C) be entitled to the benefits set forth in Sections 3(c) (or the after-tax cash equivalent) and 3(d) hereof up to the date of such death. This Section 5(c) shall not limit the entitlement of Executive, Executive's estate or beneficiaries under any insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation.

          (d) REMOVAL AS DIRECTOR. Notwithstanding any other provision of this Agreement, if Executive shall be removed from office as a director of Employer at any time during the Employment Term, then Executive may notify Employer in writing of Executive's election to terminate this Agreement with good reason upon written notice to Employer and such notice shall be effective immediately upon receipt by Employer. In such event, Executive shall (A) be paid


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Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (B) be entitled to the benefits set forth in Sections 3(c) (or the after-tax cash equivalent) and 3(d) hereof up to the effective date of such termination and (C) be entitled to the Termination Compensation specified in Section 5(e) hereof.

          (e) TERMINATION COMPENSATION. In the event of a termination of this Agreement pursuant to Section 5(a)(i), 5(b)(i) or 5(d) hereof, Employer shall pay to Executive, within thirty (30) days of termination, an amount in one lump sum ("Termination Compensation") equal to (i) in the case of a termination pursuant to Section 5(a)(i) or 5(d) hereof, Executive's annual Base Compensation as of the effective date of such termination, or (ii) in the case of a termination pursuant to Section 5(b)(i) hereof, two times (A) the average annual Base Compensation paid or payable to Executive for or with respect to the two full calendar years immediately preceding the calendar year in which the date of termination occurs, plus (B) the average annual Performance Bonus Distribution paid or payable to Executive for or with respect to the two full calendar years immediately preceding the calendar year in which the date of termination occurs. For purposes of calculating Employee's Termination Compensation pursuant to clause (ii) above, if the termination takes place prior to December 31, 1999, the Termination Compensation for any applicable calendar year in which the termination takes place shall be determined as follows:

               (1) if the termination takes place on or prior to December 31, 1998, the full Termination Compensation described in clause (d)(ii) above shall be deemed to be 350% of Executive's Base Compensation for the 1998 calendar year; or

               (2) if the termination takes place after December 31, 1998 but on or prior to December 31, 1999, the Performance Bonus Distribution component of the Termination Compensation calculation described in clause
(d)(ii) above shall be deemed to be two times the average of (A) the amount of the Performance Bonus Distribution paid to Executive or to which Executive is entitled for the 1998 calendar year pursuant to Section 3(b) hereof and
(B) the greater of (1) 75% of Executive's Base Compensation for the 1998 calendar year or (2) 133% of the Performance Bonus Distribution paid to Executive or to which Executive is entitled for the 1998 calendar year pursuant to Section 3(b) hereof.

     6. PRIOR AGREEMENTS. This Agreement, together with the Stock Incentive Plan, supersedes and is in lieu of any and all other employment arrangements between Executive and Employer or its predecessor or any subsidiary and any and all such employment agreements and arrangements are hereby terminated and deemed of no further force or effect.

     7. ASSIGNMENT. Neither this Agreement nor any rights or duties of Executive hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Employer


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may assign all or any of its rights hereunder provided that substantially all of the assets of Employer are also transferred to the same party.

     8. SUCCESSOR TO EMPLOYER. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place. Any failure of Employer to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement giving Executive the right to terminate this Agreement, in which case Executive shall be entitled to receive the compensation specified in Section 5(b)(i) hereof. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

     9. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered, sent by courier or by certified mail, postage or delivery charges prepaid, to the following addresses:

     (a)  if to Executive, to:

          Michael W. Reschke
          c/o Prime Group Realty Trust
          77 W. Wacker Drive
          Suite 3900
          Chicago, IL 60601

     (b)  if to Employer, to:

          Prime Group Realty Trust
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601
          Attn: Chief Executive Officer

          WITH A COPY TO:

          Prime Group Realty Trust
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601


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          Attn: General Counsel

          AND TO:

          Winston & Strawn
          35 West Wacker Drive
          Chicago, IL  60601
          Attn:  Wayne D. Boberg

Any notice, claim, demand, request or other communication given as provided in this Section 9, if delivered personally, shall be effective upon delivery; and if given by courier, shall be effective one (1) business day after deposit with the courier if next day delivery is guaranteed; and if given by certified mail, shall be effective three (3) business days after deposit in the mail. Either party may change the address at which it is to be given notice by giving written notice to the other party as provided in this
Section 9.

     10. AMENDMENT. This Agreement may not be changed, modified or amended except in writing signed by both parties hereto.

     11. WAIVER OF BREACH. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     12. SEVERABILITY. Employer and Executive each expressly agree and contract that it is not the intention of either party to violate any public policy, statutory or common law, and that if any covenant, sentence, paragraph, clause or combination of the same of this Agreement (a "Contractual Provision") is in violation of the law of any state where applicable, such Contractual Provision shall be void in the jurisdictions where it is unlawful, and the remainder of such Contractual Provision, if any, and the remainder of this Agreement shall remain binding on the parties such that such Contractual Provision shall be binding only to the extent that such Contractual Provision is lawful or may be lawfully performed under then applicable laws. In the event that any part of any Contractual Provision of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the Contractual Provision unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that the Contractual Provision, as so modified, shall be binding upon the parties as if originally set forth herein.

     13. INDEMNIFICATION BY EXECUTIVE. Executive shall indemnify Employer for any and all damages, costs and expenses resulting from any material harm to Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance by Executive. Executive also shall indemnify Employer for any and all damages, costs and expenses resulting from Executive's acts of omission constituting reckless disregard of Executive's duties to Employer following notice thereof by Employer after it becomes aware of such conduct and Executive's failure to so cure within thirty (30) days.


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

     14. GOVERNING LAW. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois, exclusive of the conflict of laws provisions of the State of Illinois.

                               [signature page follows]


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   EMPLOYER:

                                   PRIME GROUP REALTY TRUST


                                   By:   /s/ Richard S. Curto
                                         -------------------------------

                                   Title:  President
                                         -------------------------------


                                   PRIME GROUP REALTY, L.P.

                                   By:  Prime Group Realty Trust,
                                        its General Partner

                                        By:   /s/ Richard S. Curto
                                              --------------------------

                                        Title:  President
                                              --------------------------

                                   EXECUTIVE:

                                   /s/ Michael W. Reschke
                                   -------------------------------------
                                   Michael W. Reschke


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